Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

March 12, 2009

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 13, 2008 accompanying the audited financial statements of Friendly Auto Dealers, Inc. as of December 31, 2007, in the Form S-8, with the U.S. Securities and Exchange Commission.

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com